UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2013
GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114
(Address of principal executive offices and zip code)

(405) 600-0711
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
On March 4, 2013, GMX Resources Inc. (“we”, “us” or “the Company”) failed to pay an interest payment due on its Senior Secured Second-Priority Notes due 2018 (the “2018 Notes”). The 2018 Notes are governed by an Indenture (the “2018 Notes Indenture”) dated as of September 19, 2012, among the Company and U.S. Bank National Association, as trustee and collateral agent. The Company had the option to pay this interest payment in cash, in shares of common stock of the Company or in a combination of cash and shares of common stock. If we paid this interest payment entirely in cash, the aggregate amount of cash would be approximately $2.1 million. If we paid this interest payment entirely in shares of common stock, the aggregate fair market value of the shares would be approximately $2.8 million.
Under the terms of the 2018 Notes Indenture, the failure to pay the interest payment does not constitute an Event of Default (as defined therein) unless the failure is ongoing for 30 days. However, under Section 5.01 of the First Supplemental Indenture (the “2015 Notes Indenture”) dated October 28, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the Company’s 4.50% Senior Convertible Notes due 2015 (the “2015 Notes”), any failure to pay the principal or interest on any indebtedness in excess of $10 million in the aggregate of the Company when due and payable (at its stated maturity, upon required repurchase, upon declaration or otherwise) constitutes an Event of Default under the 2015 Notes Indenture. Under Section 5.02 of the 2015 Notes Indenture, if an Event of Default occurs and is continuing, then the trustee or holders of not less than 25% of the aggregate principal amount of the outstanding 2015 Notes may (and the trustee upon request of such holders shall) declare the principal plus any accrued and unpaid interest on the 2015 Notes to be immediately due and payable. We currently have approximately $48.3 million of 2015 Notes outstanding.
The acceleration of the principal plus accrued and unpaid interest on the 2015 Notes, would also constitute Events of Default as defined under other instruments governing our indebtedness. Under Section 6.1(6)(b) of the First Supplemental Indenture (the “2017 Notes Indenture”) dated as of December 7, 2012, among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent, which governs the Company’s Senior Secured Notes due 2017 (the “2017 Notes”), any default under such debt instruments (i.e., indebtedness that aggregates $10.0 million or more) which results in the acceleration of such indebtedness prior to its maturity constitutes an Event of Default. The failure to pay principal of, or interest on, such indebtedness prior to the expiration of the grace period provided in such indebtedness (and any extensions of any grace period) would also constitute an Event of Default under Section 6.1(6)(a) of the 2017 Notes Indenture. Under Section 6.2 of the 2017 Notes Indenture, if an Event of Default occurs and is continuing, then the trustee may in its discretion or upon request of holders of not less than 25% of the aggregate principal amount of the outstanding 2017 Notes shall, on behalf of the holders, declare the principal plus any accrued and unpaid interest on the 2017 Notes to be immediately due and payable. We currently have approximately $324.3 million of 2017 Notes outstanding.
Similarly, under Section 6.1(6)(b) of the 2018 Notes Indenture, any default under such debt instruments (i.e., indebtedness that aggregates $10.0 million or more) which results in the acceleration of such indebtedness prior to its maturity constitutes an Event of Default. The failure to pay principal of, interest on, such indebtedness prior to the expiration of the grace period provided in such indebtedness (and any extensions of any grace period) would also constitute an Event of Default under Section 6.1(6)(a) of the 2018 Notes Indenture. Under Section 6.2 of the 2018 Notes Indenture, if an Event of Default occurs and is continuing then the trustee may in its discretion or upon request of holders of not less than 25% of the aggregate principal amount of the outstanding 2018 Notes shall, on behalf of the holders, declare the principal plus any accrued and unpaid interest on the 2018 Notes to be immediately due and payable. We currently have approximately $51.5 million of 2018 Notes outstanding.
As previously disclosed by us, we have engaged Jefferies & Company, Inc. as financial advisor to assist the Board and senior management in its ongoing exploration of financing alternatives, including a potential restructuring of the Company’s balance sheet in light of its current liquidity and cash needs. If we are not able to successfully implement a consensual alternative for restructuring our balance sheet, or in order for us to implement a financial alternative, we may voluntarily seek protection under the U.S. Bankruptcy Code.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On February 26, 2013, the New York Stock Exchange (“NYSE”) provided notice to GMX Resources Inc. (the “Company”) that the decline in the Company’s total market capitalization has caused it to be out of compliance with one of the NYSE’s continued listing standards. Section 802.01B of the NYSE Listed Company Manual requires that, in order to comply with the NYSE continued listing standards, a listed company must maintain a total market capitalization of not less than $50 million over a consecutive 30 trading-day period where total stockholders’ equity is less than $50 million. As of February 20,

2013 the Company’s average market capitalization was approximately $49.2 million, and the Company’s most recent stockholder’s deficit was ($134.5) million as of September 30, 2012. As required by the NYSE rules, the Company will notify the NYSE, within 10 business days of receipt of the non-compliance notice, regarding its intent to return to compliance with the NYSE continued listing standard.

Under applicable NYSE rules, the Company has 45 days from the receipt of the notice to submit a plan advising the NYSE of definitive actions the Company has taken, or proposes to take, that would bring it into compliance with the market capitalization listing standards within 18 months of receipt of the letter. If the Exchange accepts the plan, the shares of common stock of the Company will continue to be listed on the NYSE during the 18 month cure period, subject to the compliance with other NYSE continued listing standards and continued periodic review by the NYSE of the Company’s progress with respect to its plan. If the plan is not submitted on a timely basis, is not accepted or is accepted but the Company does not make progress consistent with the plan during the plan period, the Exchange could initiate delisting proceedings.

A copy of the press release issued by the Company on March 4, 2013 regarding the notice from the NYSE is filed as Exhibit 99.1 to this Form 8-K.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
Exhibit
Number        Description

99.1         Press Release dated March 4, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.
Date: March 4, 2013	By: Name: Title:	/s/ James A. Merrill James A. Merrill Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number        Description

99.1         Press Release dated March 4, 2013.

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